                                                                     Exhibit 4.8



                        REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement, dated as of this 12 day of December, 1997 (this "Agreement"), is by and among (i) Compuware Corporation, a Michigan corporation ("Parent"), (ii) the former shareholders of Nu-Mega Technologies, Inc. listed on Schedule A hereto (collectively, the "Shareholders"), and (iii) Thomas Herring, as agent for the Shareholders (the "Shareholders' Representative").

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of December 2, 1997, by and among Parent, NuSub Acquisition, Inc., a New Hampshire corporation and a subsidiary of Parent ("Merger Sub"), Nu-Mega Technologies, Inc., a New Hampshire corporation (the "Company"), and certain other parties thereto (the "Merger Agreement"), the parties thereto have agreed, subject to the terms and conditions set forth therein, to merge Merger Sub with and into the Company (the "Merger") and thereby to convert all shares of NuMega Stock (as such term is defined in the Merger Agreement) then outstanding into shares of Compuware Stock (as such term is defined in the Merger Agreement);

     WHEREAS, the Shareholders desire to have liquidity with respect to the shares of Compuware Stock they receive in the Merger;

     WHEREAS, Parent desires to grant each of the Shareholders registration rights as provided herein; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

     1. DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the following meanings:

     Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

     Holder: any Shareholder holding Registerable Shares and any other person or entity holding Registerable Shares to whom the registration rights granted in this Agreement have been transferred pursuant to Section 9 hereof.

     Registerable Shares: the shares of Compuware Stock issued to the Shareholders pursuant to the Merger, and any other securities issued by Parent as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares; provided, however, Registerable Shares shall not include shares of Compuware Stock that (a) have been registered under the Securities Act and disposed of pursuant to the registration statement used to effect such registration or (b) have been sold in the public securities markets in the United States of America.

     SEC: the United States Securities and Exchange Commission, or any governmental agency succeeding to its functions.

     Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

     Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Merger Agreement.

     Where this Agreement requires Parent to use "best efforts" to satisfy an obligation or requirement under this Agreement, the parties agree that this shall not require Parent to make any payment that would not ordinarily be made in the course of filing, and seeking and maintaining the effectiveness of, a registration statement similar to the Shelf Registration (as hereinafter defined).

     2. SHELF REGISTRATION. Parent agrees that, within twenty-five (25) days of the Closing of the Merger, it shall cause to be filed a registration statement (a "Shelf Registration") on Form S-3 under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving any underwritten public offering covering all of the Registerable Shares. Parent shall use best efforts thereafter (a) to cause the Shelf Registration to be declared effective by the SEC and (b) subject to Section 3 hereof, to keep the Shelf Registration continuously effective until the earlier to occur of (i) the first anniversary of the Closing of the Merger and (ii) the first date on which no Registrable Shares originally covered by the Shelf Registration shall constitute Registrable Shares (such period during which the Shelf Registration is effective is referred to herein as the "Registration Period").

     3. REGISTRATION PROCEDURES. After Parent commences the registration of the Registrable Shares pursuant to the Shelf Registration, Parent shall:

               (a) furnish to a Holder such number of copies of the prospectus included in the Shelf Registration (including any preliminary prospectus), any amendment or supplement thereto, and such other documents as a Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by the Holders;

               (b) use best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions within the United States as a Holder reasonably requests in writing; provided, however, that Parent shall not be required (i) to qualify to do business in any jurisdiction where it is not then so qualified or (ii) to consent to general service of process in any jurisdiction where it is not then so subject to service of process; and

               (c) use best efforts to cause all Registrable Shares covered by the Shelf Registration to be listed on each securities exchange or market, if any, on which similar securities issued by Parent are then listed, provided that the applicable listing requirements are satisfied.

     4. STOP ORDER; SUPPLEMENT TO THE PROSPECTUS; PARENT'S INSIDER TRADING POLICIES.

               (a) Parent will notify the Holders promptly of (i) the issuance of any stop order suspending the effectiveness of the Shelf Registration or the institution or threatening of any proceeding for such purpose or (ii) the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Holders shall cease to offer and sell any Registrable Shares pursuant to the Shelf Registration in the jurisdiction to which such stop order or suspension relates. Parent shall use best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Holders at the earliest practicable date of the date on which the Holders may offer and sell Registrable Shares pursuant to the Shelf Registration.

               (b) Parent will notify the Holders promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Parent, should be set forth in the prospectus used in connection with the Shelf Registration (the "Prospectus"). Immediately upon receipt of such notice, the Holders shall cease to offer or sell any Registrable Shares pursuant to such Prospectus, cease to deliver or use such Prospectus and, if so requested by Parent, return to Parent, at its expense, all copies (other than permanent file copies) of such Prospectus. Parent will, as soon as the information becomes available in a form such that it may be included in an amendment or supplement to the Prospectus, use best efforts to amend or supplement such Prospectus in order to set forth or reflect such event or state of facts; it being understood that in the event that Parent determines in good faith that the disclosure of such information would be seriously detrimental to Parent or its shareholders, Parent shall file such an amendment or supplement to the Prospectus as soon as reasonably practicable, and in any event within sixty
(60) days. Parent will furnish copies of such amendment or supplement to the Prospectus to the Holders.

               (c) Each Holder agrees, if and for so long as the Holder is an employee of Parent or any of Parent's Subsidiaries, to comply with any Parent policy concerning the purchase and sale of securities of Parent.

               (d) Notwithstanding Section 4(a) or 4(b) hereof, in no event shall the Holders be prevented from making sales of Registrable Shares pursuant to the Shelf Registration by reason of the application of Section 4(a) or 4(b) hereof for more than ninety (90) days during the Registration Period.

     5.   INFORMATION CONCERNING THE SELLERS.

               (a) The obligations of Parent to take actions contemplated by Sections 2, 3 and 4 hereof with respect to an offering of Registrable Shares shall be subject to the condition that each Holder shall (i) conform to all applicable requirements of the Securities Act and the

Exchange Act with respect to the offering and sale of securities and (ii) advise each underwriter, broker or dealer through which any of such Registrable Shares are offered that such Registrable Shares are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act, and such Holder shall furnish to Parent in writing such information and furnish such documents as may be reasonably required by Parent in the preparation of
(A) the Prospectus (or any amendment or supplement thereto) with respect to such offering and (B) any qualification of such Registrable Shares under state securities or "blue sky" laws pursuant to Section 3(b) hereof, and shall promptly notify Parent of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of such Registrable Shares, of any event relating to such Holder that is required under the Securities Act to be set forth in the Prospectus (or any amendment or supplement thereto).

               (b) At the end of the Registration Period the Holders shall discontinue sales of Registrable Shares pursuant to the Shelf Registration after Parent has given notice to the Holders of its intention to remove from registration the securities covered by the Registration Statement which remain unsold, and the Holders shall notify Parent immediately upon receipt of such notice from Parent of the number of shares of the Holders that are registered but remain unsold.

     6. EXPENSES OF REGISTRATION. Parent shall pay all reasonable expenses incident to its performance of or compliance with this Agreement and registration of Registrable Shares in connection herewith, including (a) all SEC, stock exchange or market and National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws, (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of Parent's independent public accountants and counsel, and (e) the reasonable fees and expenses of one counsel to the Holders, not to exceed $15,000 (all of such expenses herein referred to as "Registration Expenses"). The Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Shares, which shall be borne by the Holders.

     7. DISCLOSURE. With a view to making available registration on Form S-3 and the benefits of Rule 144 under the Securities Act, Parent agrees, for a period of three years following the date of this Agreement, to:

               (a) Make and keep current public information available within the meaning of Rule 144(c).

               (b) File with the SEC in a timely manner all reports and other documents and information required of Parent under the Exchange Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

               (c) Furnish to a holder forthwith upon request a written statement as to Parent's compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of Parent's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by Parent as the Holder may reasonably request in availing itself of Rule 144.

     8.   INDEMNIFICATION AND CONTRIBUTION.

               (a) Parent agrees to indemnify, to the extent permitted by law and subject to the terms of this Agreement, each Holder and each person, if any, who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in the light of the circumstances under which they were made not misleading; provided, however, that Parent shall not be liable to any Holder and each person, if any, who controls such Holder (within the meaning of the Securities Act) to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon (i) any untrue or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder or person furnished in writing to Parent by any such Holder or person expressly for use in the preparation of the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (ii) any failure of the Holders to deliver a copy of the Prospectus (or any amendment or supplement thereto) as required by the Securities Act.

               (b) In connection with the Shelf Registration, each Holder agrees to indemnify, to the extent permitted by law and subject to the terms of this Agreement, Parent, its directors, officers, employees and agents and each person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in the light of the circumstances under which they were made not misleading, to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by such Holder expressly for use in the preparation of the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any failure of such Holder to deliver a copy of the Prospectus (or any amendment or supplement thereto) as required by the Securities Act.

               (c) Each party entitled to indemnification under this Section 8 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided that the delay or failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party shall have been materially adversely affected by such delay or failure. The indemnified party may participate in such defense at such party's expense; provided, however, that the indemnifying party shall pay such expense if the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such claim or litigation resulting therefrom. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party.

               (d) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Agreement, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. TRANSFER OF REGISTRATION RIGHTS. The registration rights of any Holder (and of any transferee of any Holder or its transferees) under this Agreement with respect to any Registrable Shares may be transferred to any transferee of such Registrable Shares; provided that Parent is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares with respect to which the rights under this Agreement are being assigned and such transferee executes and delivers such agreements as Parent may reasonably require in order to confirm that such transferee agrees to be bound by this Agreement.

     10. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by Parent and the Shareholders' Representatives.

     11. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by (a) the Shareholders' Representatives in the case where a Shareholder or the Shareholders' Representatives are waiving compliance and (b) by Parent in the case where Parent is waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     12. GOVERNING LAW. This Agreement and all disputes arising hereunder shall be governed by, and construed and enforced in accordance with, the substantive laws of Michigan, without regard to its principles of conflicts of laws.

     13. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

     To Parent:

           Compuware Corporation
           31440 Northwestern Highway
           Farmington Hills, MI 48334-2564
           Facsimile: (313) 737-1822
           Attention: President

     With a copy to:

           Compuware Corporation
           31440 Northwestern Highway
           Farmington Hills, MI 48334-2564
           Facsimile: (313) 737-7690
           Attention: General Counsel

     To any Holder or the Shareholders' Representative:

           Thomas Herring
           Nu-Mega Technologies, Inc.
           9 Townsend West
           Nashua, NH 03063
           Facsimile: (603) 889-1135

     With a copy to:

          Robert L. Birnbaum, Esq.
          Foley, Hoag & Eliot LLP
          One Post Office Square
          Boston, MA 02109-2170

     14.  CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

     15. MERGERS, ETC. During the Registration Period, Parent shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which Parent shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Parent under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed reference to the securities that the Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization, provided, however, that the provisions of this Agreement shall not apply in the event of any merger, consolidation or reorganization in which Parent is not the surviving corporation if the Holders of Registrable Shares are entitled to receive in exchange therefor (a) cash or
(b) securities of the acquiring corporation that may be immediately sold to the public without registration under the Securities Act.

     16. ENTIRE AGREEMENT, ASSIGNABILITY, ETC. This Agreement and the Merger Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except as provided in Section 9 or 15 hereof.

     17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

                            * * * * * * * * * * *

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as an agreement under seal as of the date first written above.


SHAREHOLDERS' REPRESENTATIVE                 COMPUWARE CORPORATION



/s/ Thomas A. Herring                        By: /s/ Eliot R. Stark
---------------------------------               --------------------------------
Thomas A. Herring                               Title: Sr. Vice President

/s/ Franklin C. Grossman                     /s/ James P. Moskun
---------------------------------            -----------------------------------
Franklin C. Grossman                         James P. Moskun


/s/ Franklin C. Grossman                     /s/ Franklin C. Grossman
---------------------------------            -----------------------------------
Suzi M. Grossman Irrevocable Trust           Jenny R. Grossman Irrevocable Trust


/s/ Jonathan Jesse                           /s/ Jonathan Jesse
---------------------------------            -----------------------------------
Meghan A. Moskun Irrevocable Trust           Lucas J. Moskun Irrevocable Trust
of 1996, Jonathan Jesse Trustee              of 1996, Jonathan Jesse Trustee


/s/ Jonathan Jesse                           /s/ Jonathan Jesse
---------------------------------            -----------------------------------
Catherine Moskun Irrevocable Trust           Paul J. Moskun Irrevocable Trust
of 1996, Jonathan Jesse Trustee              of 1996, Jonathan Jesse Trustee


/s/ Jonathan Jesse                           /s/ Jonathan Jesse
---------------------------------            -----------------------------------
Patrucia A. Jesse Irrevocable Trust          Linda Jesse Irrevocable Trust
of 1996, Jonathan Jesse Trustee              of 1996, Jonathan Jesse Trustee


/s/ Franklin C. Grossman                     /s/ Thomas A. Herring
---------------------------------            -----------------------------------
Jonathan Jesse Irrevocable Trust             Thomas A. Herring
of 1996, Katherine Grossman Trustee


/s/ P. Matthew Pietrek                       /s/ William Wong
---------------------------------            -----------------------------------
P. Matthew Pietrek                           William Wong


/s/ Thomas Guinther
---------------------------------
Thomas Guinther

                                TECHNOLOGY CROSSOVER VENTURES II, L.P.
                                a Delaware Limited Partnership

                                By:   Technology Crossover Management II, L.L.C.
                                Its:  General Partner


                                By:   /s/ Robert C. Bensky
                                      --------------------------------
                                      Name: Robert C. Bensky
                                      Title: Chief Financial Officer

                                TECHNOLOGY CROSSOVER VENTURES II, C.V.
                                a Netherlands Antilles Limited Partnership


                                By:   Technology Crossover Management II, L.L.C.
                                Its:  Investment General Partner


                                By:   /s/ Robert C. Bensky
                                      --------------------------------
                                      Name: Robert C. Bensky
                                      Title: Chief Financial Officer

                                TCV II STRATEGIC PARTNERS, L.P.
                                a Delaware Limited Partnership


                                By:   Technology Crossover Management II, L.L.C.
                                Its:  General Partner


                                By:   /s/ Robert C. Bensky
                                      --------------------------------
                                      Name: Robert C. Bensky
                                      Title: Chief Financial Officer

                                TCV II, V.O.F.
                                a Netherlands Antilles General Partnership


                                By:   Technology Crossover Management II, L.L.C.
                                Its:  Investment General Partner


                                By:   /s/ Robert C. Bensky
                                      --------------------------------
                                      Name: Robert C. Bensky
                                      Title: Chief Financial Officer

                                TCV II (Q), L.P.
                                a Delaware Limited Partnership


                                By:   Technology Crossover Management II, L.L.C.
                                Its:  General Partner


                                By:   /s/ Robert C. Bensky
                                      --------------------------------
                                      Name: Robert C. Bensky
                                      Title: Chief Financial Officer

                                RHO MANAGEMENT TRUST I

                                By:  Rho Management Company, Inc.
                                     as Investment Advisor

                                By:   /s/ Habib Kairouz
                                      --------------------------------
                                      Name: Habib Kairouz
                                      Title: Managing Director

                                C.G. GREFENSTETTE and THOMAS G. BIGLEY
                                TRUSTEES U/A/T DATED AUGUST 28,1968 FOR
                                HENRY LEA HILLMAN, JR.

                                By:   /s/ C. G. Grefenstette
                                      --------------------------------
                                      Name: C. G. Grefenstette, Trustee

                                By:   /s/ T. G. Bigley
                                      --------------------------------
                                      Name: T. G. Bigley, Trustee

                                C.G. GREFENSTETTE and THOMAS G. BIGLEY
                                TRUSTEES U/A/T DATED AUGUST 28,1968 FOR
                                WILLIAM TALBOTT HILLMAN


                                By:   /s/ C. G. Grefenstette
                                      --------------------------------
                                      Name: C. G. Grefenstette, Trustee

                                By:   /s/ T. G. Bigley
                                      --------------------------------
                                      Name: T. G. Bigley, Trustee


                                C.G. GREFENSTETTE and THOMAS G. BIGLEY
                                TRUSTEES U/A/T DATED AUGUST 28,1968 FOR
                                AUDREY HILLIARD HILLMAN


                                By:   /s/ C. G. Grefenstette
                                      --------------------------------
                                      Name: C. G. Grefenstette, Trustee

                                By:   /s/ T. G. Bigley
                                      --------------------------------
                                      Name: T. G. Bigley, Trustee

                                C.G. GREFENSTETTE and THOMAS G. BIGLEY
                                TRUSTEES U/A/T DATED AUGUST 28,1968 FOR
                                JULIET LEA HILLMAN

                                By:   /s/ C. G. Grefenstette
                                      --------------------------------
                                      Name: C. G. Grefenstette, Trustee

                                By:   /s/ T. G. Bigley
                                      --------------------------------
                                      Name: T. G. Bigley, Trustee

                                HENRY L. HILLMAN, ELSIE HILLIARD
                                HILLMAN
                                and C.G. GREFENSTETTE TRUSTEES OF THE
                                HENRY L. HILLMAN TRUST U/A/T DATED
                                NOVEMBER 18,1985

                                By:   /s/ C. G. Grefenstette
                                      --------------------------------
                                      Name: C. G. Grefenstette, Trustee

                                VENHILL LIMITED PARTNERSHIP
                                c/o Howard B. Hillman, General Partner
                                Autotrol Technology

                                By:   /s/ Howard B. Hillman
                                      --------------------------------
                                      Name:
                                      Title:

                                MERCURY INVESTMENTS L.L.C.

                                By:   /s/ Andrew S. Martzloff
                                      --------------------------------
                                      Name: Andrew S. Martzloff
                                      Title: Manager